                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

           Filed by the Registrant  [X]
           Filed by a party other than the
             Registrant [ ]
           Check the appropriate box:
       [ ] Preliminary Proxy Statement     [ ] Confidential, For Use of the Com-
       [X] Definitive Proxy Statement            mission Only (as permitted by
       [ ] Definitive Additional Materials       Rule 14a-6(e)(2))
       [ ] Soliciting Material Pursuant to
             Rule 14a-11(c) or Rule 14a-12

                               CORIXA CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]   No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)   Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials:

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount previously paid:

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     (2)   Form, Schedule or Registration Statement no.:

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     (3)   Filing Party:

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     (4)   Date Filed:

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

April 20, 1998

Dear Shareholder:

     On behalf of Corixa Corporation, I cordially invite you to attend our Annual Meeting of Shareholders to be held on Wednesday, June 3, 1998, at 2:00 p.m., in the Senate Room at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington.

     This year you are asked to elect five directors to the Company's Board and to ratify the appointment of Ernst & Young LLP as the Company's independent public auditors for fiscal year 1998. Additional details regarding these issues are provided in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

     It is important that your shares are represented, whether or not you plan to attend the meeting. Please sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope to insure that your vote is counted. If you attend the meeting, you will, of course, have the right to vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          Steven Gillis, Ph.D.
                                          Chief Executive Officer and President

                               CORIXA CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 3, 1998

     The Annual Meeting of Stockholders (the "Annual Meeting") of Corixa Corporation, a Delaware corporation (the "Company"), will be held in the Senate Room at The Four Seasons Olympic Hotel which is located at 411 University Street in downtown Seattle, WA on Wednesday, June 3, 1998, at 2:00 p.m. local time, for the following purposes:

     1. To elect five (5) directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998;

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement, which is attached and made a part of this Notice.

     The Board of Directors has fixed the close of business on April 10, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          William W. Ericson
                                          Secretary

Seattle, Washington
April 20, 1998

                                   IMPORTANT
                                ----------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

                               CORIXA CORPORATION
                        1124 COLUMBIA STREET, SUITE 200
                           SEATTLE, WASHINGTON 98104

                            ------------------------

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Corixa Corporation, a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held in the Senate Room at The Four Seasons Olympic Hotel which is located at 411 University Street in downtown Seattle, Washington on Wednesday, June 3, 1998, at 2:00 p.m. local time, and any adjournment or postponement thereof.

     This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 1997, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about April 28, 1998.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Michelle Burris) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

     The close of business on April 10, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 11,783,304 shares of Common Stock outstanding and held by approximately 107 stockholders of record.

VOTING AND SOLICITATION

     Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors and FOR the ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation The Company has retained W.F. Doring and Company to solicit proxies from individuals, brokers, bank nominees and other institutional holders. W.F. Doring and Company will be paid fees of approximately $3,000, and will be reimbursed for their reasonable expenses in connection with this solicitation.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, the stockholders will elect five (5) directors to serve until the next Annual Meeting or until their respective successors are elected and qualified, or until their death, resignation or removal. The Board of Directors will vote all proxies received by them IN FAVOR of the five (5) nominees listed below unless otherwise instructed in writing on such proxy. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted for a substitute nominee who will be designated by the current Board of Directors to fill such vacancy or for the balance of the nominees without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

     Assuming a quorum is present, the five (5) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the five
(5) nominees named below. The Board of Directors will consider nominations for directors from stockholders submitted by stockholders in accordance with Section
2.5 of the Company's bylaws. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

INFORMATION WITH RESPECT TO NOMINEES

     Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for the last five years, certain other directorships held by them, the year in which each became a director of the Company and their ages as of December 31, 1997:

      NAME OF NOMINEE         AGE                PRINCIPAL OCCUPATION              DIRECTOR SINCE
      ---------------         ---                --------------------              --------------
Steven Gillis, Ph.D.          44     President, Chief Executive Officer and             1994
                                       Director
Mark McDade                   42     Executive Vice President, Chief Operating          1994
                                       Officer and Director
Joseph S. Lacob(2)            41     Chairman of the Board of Directors                 1994
Arnold L. Oronsky, Ph.D.(1)   57     Director                                           1994
Andrew E. Senyei, M.D.(1)(2)  47     Director                                           1994

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Steven Gillis, Ph.D. has served as President and Chief Executive Officer of the Company since 1994. From 1996 to the present, Dr. Gillis has also served as Acting Chief Executive Officer and a director of GenQuest, Inc. ("GenQuest"). Dr. Gillis was a founder of Immunex Corporation ("Immunex"), a biotechnology company. From 1981 to 1994, Dr. Gillis served as Executive Vice President and Director of Research and Development of Immunex, and from 1993 to 1994, served as Acting Chief Executive Officer and Chairman of the Board of Immunex. From 1990 to 1994, Dr. Gillis also served as President and Chief Executive Officer of Immunex Research and Development Corporation, a wholly owned subsidiary of Immunex, and Chief Scientific Officer of Immunex. In addition, Dr. Gillis is a director of Micrologix Biotech, Inc. Dr. Gillis serves on the Scientific Advisory Board of Medarex Corporation. Dr. Gillis graduated from Williams College with a B.A. in Biology and English in 1975 and received his Ph.D. in Biological Sciences form Dartmouth College in 1978.

     Mark McDade has served as Executive Vice President and Chief Operating officer of the Company since 1994. From 1996 to the present, Mr. McDade has also served as Acting Vice President and a director of GenQuest. From 1993 to 1994, Mr. McDade served as Chief Operating Officer of Boehringer Mannheim Therapeutics, a pharmaceutical company, heading its worldwide pharmaceutical operations. From 1991 to 1992, Mr. McDade was an independent consultant providing business development and strategic consulting to a number of biopharmaceutical and pharmaceutical companies. From 1983 to 1991, Mr. McDade held various positions with Sandoz, Ltd., a pharmaceutical company. Mr. McDade graduated from Dartmouth College with a B.A. in History in 1977 and received his M.B.A. from Harvard University in 1984.

     Joseph S. Lacob has served as Chairman of the Board of the Company since 1994. Mr. Lacob has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since 1992, and was a venture partner from 1987 to 1992. Mr. Lacob serves as Chairman of the Board of three public companies, Cardima, Inc., Cellpro, Incorporated and Microcide Pharmaceuticals, Inc., and a director of two additional public companies, Heartport, Inc. and Pharmacyclics, Inc. Mr. Lacob graduated from the University of California, Irvine in 1978 with a B.S. in Biological Sciences and received his M.P.H. from the University of California, Los Angeles in 1979. Mr. Lacob also received his M.B.A. from the Stanford Graduate School of Business in 1983.

     Arnold L. Oronsky, Ph.D. has served as a director of the Company since 1994. He is currently Chairman of the Board of Directors of Coulter Pharmaceuticals Inc. ("Coulter"), a biopharmaceutical company and a director of Signal Pharmaceutical Inc. From 1995 to 1996, Dr. Oronsky served as President and Chief Executive Officer of Coulter. From 1994 to the present, Dr. Oronsky has been a general partner at InterWest Partners, a venture capital firm. From 1984 to 1994, Dr. Oronsky served as Vice President for Discovery Research at Lederle Laboratories, a pharmaceutical division of American Cyanamid, Inc., where he was responsible for the research of new drugs. Since 1988, Dr. Oronsky has served as a senior lecturer in the Department of Medicine at Johns Hopkins Medical School. Dr. Oronsky graduated from University College, New York University with a B.A. in History in 1962 and received his Ph.D. in Biochemistry from Columbia University in 1968.

     Andrew E. Senyei, M.D. has served as a director of the Company since 1994. Dr. Senyei has been a general partner of Enterprise Partners, a venture capital firm, since 1988. Dr. Senyei was a founder of Molecular Biosystems, Inc. and serves on the board of directors of several private technology companies. Prior to joining Enterprise Partners, Dr. Senyei was a practicing clinician and Adjunct Associate Professor of Obstetrics, Gynecology and Pediatrics at the University of California, Irvine. Dr. Senyei graduated from Occidental College with a B.A. in Biology in 1972 and received his M.D. from Northwestern University in 1979.

BOARD OF DIRECTORS COMMITTEES, COMPENSATION OF DIRECTORS AND OTHER INFORMATION

     All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. The officers of the Company are appointed annually and serve at the discretion of the Board of Directors.

     The Board of Directors held a total of four (4) meetings during the year ended December 31, 1997. The Company has an Audit Committee and a Compensation Committee of the Board of Directors (see below). Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he serves. There are no family relationships among any of the directors or executive officers of the Company.

     The Compensation Committee consisted of Mr. Lacob and Dr. Senyei, two of the Company's non-employee directors, and acted one time by written consent during the year ended December 31, 1997. Its functions are to review and approve the compensation and benefits for the Company's executive officers, administer the Company's stock purchase and stock option plans and make recommendations to the Board of Directors regarding such matters.

     The Audit Committee consists of Dr. Oronsky and Dr. Senyei, two of the Company's non-employee directors, and met once during the year ended December 31, 1997. Its functions are to review the scope and results of financial audits and other services performed by the Company's independent accountants and to make recommendations to the Board of Directors regarding such matters. The Audit Committee is currently comprised of Dr. Oronsky and Dr. Senyei.

     Non-employee directors currently receive no cash fees for services provided in that capacity. The Company has adopted the 1997 Directors' Stock Option Plan (the "Directors' Plan") under which current and future non-employee directors will be eligible to receive stock options in consideration of their services. The Directors' Plan provides that each person who first becomes a non-employee director of the Company after the date of the Company's initial public offering, shall be granted a non-statutory stock option to purchase 15,000 shares of Common Stock (the "First Option") on the date on which the optionee first becomes a non-employee director of the Company. The First Option was granted to individuals serving as non-employee directors as of the date of the Company's initial public offering. Thereafter, on the first day of each fiscal year of the Company on and after 1997, each non-employee director shall be granted an option to purchase 5,000 shares of Common Stock (a "Subsequent Option") provided that, on such date, he or she shall have served on the Company's Board of Directors for at least six (6) months prior to such first day of such fiscal year. The Directors' Plan provides that the First Option shall become exercisable in installments cumulatively as to 1/36th of the total number of shares subject to the First Option each month, commencing on the date of grant of the First Option; each Subsequent Option shall become exercisable in installments cumulatively as to 1/12th of the total number of shares subject to the Subsequent Option each month, commencing on the date of grant of the Subsequent Option. The exercise price of all stock options granted under the Directors' Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option.

REQUIRED VOTE

     The five (5) nominees receiving the highest number of affirmative votes of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Genquest, Inc.

     In connection with the amended license agreement with GenQuest entered into in December 1996, the Company entered into a management services agreement under which the Company will provide financial, legal, administrative, management and related services to GenQuest. GenQuest will pay the Company a nominal management fee and will reimburse the Company for its fully-burdened cost in providing such services. Corixa's Chief Executive Officer, Chief Scientific Officer, Chief Operating Officer and Chief Financial Officer are required to provide specific services to GenQuest under the management services agreement, and other members of the Company's management team are required to provide general support. See "Compensation of Executive Officers." The management services agreement terminates upon the earlier of (i) 90 days following the expiration of the Company's right to purchase substantially all of the outstanding shares of GenQuest's capital stock, as described below, (ii) 90 days following the date the Company purchases GenQuest's capital stock pursuant to such right, or (iii) at the option of either Corixa or GenQuest, upon the termination of the amended license agreement.

     The Company, GenQuest and certain stockholders of GenQuest have also entered into a call option agreement (the "Call Option Agreement") under which the Company has the right to purchase a significant majority of the outstanding shares of GenQuest's capital stock in exchange for shares of the Company's Common Stock at a purchase price determined in accordance with the formula specified in the Call Option Agreement. The right becomes effective on the earlier of (i) June 23, 1998, (ii) the completion of a 30-day trading period following the Company's initial public offering during which the average closing sale price of a share of the Company's Common Stock is at least $19.80, or (iii) a merger of Corixa with another entity or a sale of substantially all of Corixa's assets. Corixa's right to purchase the shares of GenQuest capital stock terminates on the earlier of (i) January 23, 2000, (ii) the date that the Company notifies GenQuest that it will not exercise its right, (iii) the closing of the initial public offering of GenQuest, (iv) ten days following the termination of the amended license agreement, or (v) ten days following a merger of, a sale of assets by, or a change in control of Corixa. The number of shares of Common Stock that Corixa is required to issue in order to exercise the right is variable as the formula specified in the Call Option Agreement takes into account the then-current fair market value of the Common Stock and the capitalization of GenQuest as well as the date of exercise. Under this formula, the value allocated to a share of Common Stock for the purpose of determining the number of shares issuable upon exercise of this right is equal to the greater of (i) the sum of $9.90 plus the quotient obtained by dividing the difference between (a) the average closing sale price of a share of Common Stock during the 30 trading days immediately prior to such exercise and (b) $9.90 by 2, and (ii) the product of the average closing sale price of a share of Common Stock during the 30 trading days immediately prior to such exercise multiplied by 0.7. The value allocated to the shares of the capital stock of GenQuest for the purpose of determining the purchase price of such capital stock increases ratably on a monthly basis, up to a maximum allocated price per share, based on the length of time the right remains outstanding. The purchase price initially allocated to the GenQuest Series B preferred stock is $1.00 per share and increases by approximately $0.04 per month until the right is exercised, up to a maximum of $2.00 per share. The purchase price allocated to the GenQuest Series A preferred stock and common stock is equal to 66 2/3% of the purchase price of the GenQuest Series B preferred stock. For example, if the Company were to exercise such right on June 23, 1998, assuming the then-current fair market value of the Common Stock is $8.25 per share and assuming no changes to GenQuest's capitalization in the interim, the Company would be obligated to issue an aggregate of approximately 3,991,088 shares of Common Stock in exchange for such significant majority shares of GenQuest's capital stock, which amount would represent beneficial ownership of approximately 25% of the Common Stock of the Company (based upon 11,783,304 shares of Common Stock to be outstanding as of April 10, 1998). Because the actual number of shares of Common Stock that the Company is obligated to issue upon exercise of the right is dependent upon the variables described above, the number of shares of Common Stock that Corixa would be obligated to issue and the resulting dilution to existing stockholders of Corixa may be substantially greater or less than that set forth in the example above. The Call Option Agreement does not obligate the Company to purchase any shares of GenQuest, nor does it preclude the Company from purchasing shares of GenQuest or the assets of GenQuest at a price different from that set forth in the Call Option Agreement. Additionally, in connection with the relationship between Corixa and GenQuest, Corixa issued warrants to purchase up to 454,533 shares in the aggregate of Corixa's Series B Preferred Stock at an exercise price of $9.90 per share none of which have been exercised as of April 10, 1998. The holders of such warrants or their transferees (subject to certain conditions) are entitled to certain rights with respect to the registration of the shares of Common Stock issuable upon exercise of such warrants.

  Infectious Disease Research Institute

     In September 1994, the Company entered into a research services and intellectual property agreement with Infectious Disease Research Institute, a not-for-profit, grant-funded private research institute ("IDRI"). Under this agreement, as amended and restated effective January 1997, the Company has agreed to provide IDRI with research funding and certain administrative and facilities support, including use of the Company's research laboratory space. IDRI pays a services fee for the administrative and facilities support provided by the Company. The Company's funded research performed by IDRI is in the area of infectious disease. Under the agreement, IDRI is obligated to disclose to the Company all significant developments relating to information or inventions discovered at IDRI, and the Company will own, on a royalty-free basis, all of IDRI's interest in inventions and patent rights arising out of IDRI's research during the term of the agreement (other than inventions and patent rights arising out of research that is or in the future may be funded by certain governmental or not-for-profit organizations). With respect to such rights arising out of research funded by governmental and not-for-profit organizations, the Company has been granted a royalty-bearing, worldwide, perpetual license, exclusive except as to rights held by such governmental or not-for-profit organizations.

     IDRI is independent of the Company, and the Company does not have the right to control or direct IDRI's activities. A majority of the members of IDRI's board of directors are not affiliated with the Company. However, the Company's Chief Scientific Officer is co-founder and a member of the board of directors of IDRI. The Company's Chief Operating Officer is also a member of the board of directors of IDRI and the Company's Vice President, Chief Financial Officer is treasurer of IDRI.

     The research services and intellectual property agreement terminates on December 31, 1999, subject to renewal for one or more three year terms at the option of the Company. If IDRI terminates the agreement as a result of the Company's failure to make required payments, the Company would be obligated to pay royalties on any product sales.

  Cellpro, Incorporated

     On November 1, 1995, the Company entered into a research collaboration and license agreement with CellPro whereby CellPro will make payments to Corixa to support research activities and the parties will grant licenses to the other. The agreement was amended effective January 1997 and subsequently amended in the fourth quarter of fiscal year 1997 and first quarter of fiscal year 1998. Mr. Lacob, Chairman of the Board of Directors of the Company, is also the Chairman of the Board of Directors of CellPro.

  Genesis Research and Development Ltd.

     On April 1, 1995, the Company entered into a research collaboration and license agreement with Genesis Research and Development Corporation Limited, a corporation organized and existing pursuant to the laws of New Zealand ("Genesis") whereby Genesis will provide to Corixa research and preclinical testing related to the discovery of new antigens and vaccine adjuvants. The agreement was amended and restated effective November 1, 1996. Corixa pays to Genesis usual and customary fees for the nature of the collaboration. Dr. Gillis, President and Chief Executive Officer of the Company, is a member of the Board of Directors of Genesis.

     Recommendation of the Board:

     The Board of Directors recommends a vote IN FAVOR OF all nominees named above.

                                 PROPOSAL NO. 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors for the year ended December 31, 1997. The Board of Directors has selected that firm to continue in this capacity for the current fiscal year. The Company is asking the stockholders to ratify the selection by the Board of Ernst & Young LLP, as independent auditors, to audit the accounts and records of the Company for the year ending December 31, 1998, and to perform other appropriate services.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and if he or she so desires, will be given an opportunity to make a brief statement.

     Recommendation of the Board:

     The Board of Directors recommends a vote IN FAVOR OF the ratification of the selection of Ernst & Young LLP. In the event that a majority of the shares voted at the Annual Meeting do not vote for the ratification, the Board of Directors will reconsider such selection. Under all circumstances, the Board of Directors retains the corporate authority to change the auditors at a later date.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of March 31, 1998 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers"), and (iv) all directors and officers of the Company as a group.

                                        AMOUNT AND NATURE OF           PERCENT OF
          NAME AND ADDRESS             BENEFICIAL OWNERSHIP(1)        COMMON STOCK
          ----------------             -----------------------   -----------------------
Entities affiliated with
  Kleiner Perkins Caufield &
     Byers(2)........................         2,464,843                   20.9%
  2750 Sand Hill Road
  Menlo Park, CA 94025
Entities affiliated with
  Enterprise Partners(3).............         1,475,416                   12.5
  5000 Birch Street, Suite 6200
  Newport Beach, CA 92660
Entities affiliated with
  InterWest Investors(4).............         1,390,797                   11.8
  3000 Sand Hill Road
  Building 3, Suite 255
  Menlo Park, CA 94025
Entities affiliated with
  Forward Ventures(5)................           645,698                    5.5
  9255 Towne Center Drive, Suite 300
  San Diego, CA 92121
Steven Gillis, Ph.D.(6)..............           379,162                    3.2
Steven Reed, Ph.D.(7)................           253,857                    2.2
Mark McDade(8).......................           242,042                    2.0
Kenneth Grabstein, Ph.D.(9)..........           219,311                    1.9
Syamal Raychaudhuri, Ph.D.(10).......           166,284                    1.4
Joseph S. Lacob(11)..................         2,431,549                   20.6
Andrew E. Senyei, M.D.(12)...........         1,480,000                   12.6
Arnold L. Oronsky, Ph.D.(13).........         1,395,381                   11.8
All directors and officers as a group
  (10 persons)(14)...................         6,798,891                   55.2

---------------
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 1998. Such exercisable options are shown in the footnotes to this table for each such person. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

 (2) Includes 2,364,292 shares held by Kleiner Perkins Caufield & Byers VII, 62,673 shares held by Kleiner Perkins Caufield & Byers VI and 37,878 shares held by Cynthia Healy, Director Life Science Research at Kleiner Perkins Caufield & Byers. Joseph S. Lacob, the Chairman of Board of Directors, is a general partner of Kleiner Perkins Caufield & Byers VII and Kleiner Perkins Caufield & Byers VI, and, as such, may be deemed to share voting and investment power with respect to such shares except for the shares held by Dr. Healy. Mr. Lacob disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

 (3) Includes 1,357,384 shares held by Enterprise Partners III, L.P. and 118,032 shares held by Enterprise Partners III Associates, L.P. Andrew E. Senyei, a Director, is a general partner of Enterprise Partners III, L.P. and Enterprise Partners III Associates, and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Senyei disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

 (4) Includes 1,382,107 shares held by InterWest Partners V, L.P. and 8,690 shares held by InterWest Investors V, L.P. Arnold L. Oronsky, a Director, is a general partner of InterWest Partners V, L.P. and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Oronsky disclaims beneficial ownership of shares held by InterWest Partners V, L.P., except to the extent of his pecuniary interest in such shares, and disclaims beneficial ownership to all shares held by InterWest Investors V, L.P.

 (5) Includes 511,958 shares held by Forward Ventures II, L.P., 34,821 shares held by the Royston Family Trust UTA DTD 2/12/82, whose co-trustee is Ivor Royston, a general partner of Forward Ventures, 34,821 shares held by Standish Fleming, a general partner of Forward Ventures and 64,098 shares issuable upon the exercise of outstanding warrants held by individuals and entities affiliated with Forward Ventures exercisable within 60 days of March 31, 1998.

 (6) Includes 106,435 shares issuable upon the exercise of outstanding options held by Dr. Gillis exercisable within 60 days of March 31, 1998, at which date 42,328 shares were fully vested and 22,727 shares held were subject to repurchase, at this date.

 (7) Includes 37,496 shares issuable upon the exercise of outstanding options held by Dr. Reed exercisable within 60 days of March 31, 1998, at which date, 11,363 shares were fully vested, and 15,151 shares held in the name of Steven James N. Reed, UGMA WA Merrill Lynch and 15,151 shares held in the name of Sarah Mariko Reed, UGMA WA Merrill Lynch, both of which accounts Dr. Reed is custodian and 14,595 shares held were subject to repurchase, at this date. Dr. Reed disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

 (8) Includes 151,133 shares issuable upon the exercise of outstanding options held by Mr. McDade exercisable within 60 days of March 31, 1998 , at which date 106,533 shares were fully vested and 7,576 shares held were subject to repurchase, at this date.

 (9) Includes 29,921 shares issuable upon the exercise of outstanding options held by Dr. Grabstein exercisable within 60 days of March 31, 1998 , at which date 6,786 shares were fully vested and 14,297 shares held were subject to repurchase, at this date.,

(10) Includes 52,648 shares issuable upon the exercise of outstanding options held by Dr. Raychaudhuri exercisable within 60 days of March 31, 1998, at which date 24,053 shares were fully vested and 9,470 shares held were subject to repurchase, at this date.

(11) Includes 4,584 shares issuable upon the exercise of outstanding options held by Mr. Lacob exercisable within 60 days of March 31, 1998, 2,364,292 shares held by Kleiner Perkins Caufield & Byers VII and 62,673 shares held by Kleiner Perkins Caufield & Byers VI. Mr. Lacob, Chairman of the Board of Directors, is a general partner of Kleiner Perkins Caufield & Byers VII and Kleiner Perkins Caufield & Byers VI, and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Lacob disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

(12) Includes 4,584 shares issuable upon the exercise of outstanding options held by Dr. Senyei exercisable within 60 days of March 31, 1998, 1,357,384 shares held by Enterprise Partners III, L.P. and 118,032 shares held by Enterprise Partners III Associates, L.P. Andrew E. Senyei, a Director, is a general partner of Enterprise Partners III, L.P. and Enterprise Partners III Associates, and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Senyei disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

(13) Includes 4,584 shares issuable upon the exercise of outstanding options held by Dr. Oronsky exercisable within 60 days of March 31, 1998, 1,382,107 shares held by InterWest Partners V, L.P. and 8,690 shares held by InterWest Investors V, L.P. Arnold L. Oronsky, a Director, is a general partner of InterWest Partners V, L.P. and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Oronsky disclaims beneficial ownership of shares held by InterWest Partners V, L.P., except to the extent of his pecuniary interest in such shares, and disclaims beneficial ownership to all shares held by InterWest Investors V, L.P.

(14) Includes shares referred to in footnotes (6)-(13). Includes 74,617 shares issuable upon the exercise of outstanding options held by Michelle Burris, an executive officer of the Company, exercisable within 60 days of March 31, 1998, at which date 26,370 shares were fully vested. Also includes 156,688 shares beneficially owned by Martin Cheever, an officer of the Company, which includes 73,356 shares issuable upon the exercise of outstanding options held by Dr. Cheever exercisable within 60 days of March 31, 1998, at which date 1,063 shares were fully vested and 15,264 shares held were subject to repurchase, at this date.

EXECUTIVE OFFICERS

     The executive officers of the Company are set forth below:

                NAME                   AGE                       POSITION
                ----                   ---                       --------
Steven Gillis, Ph.D.                   44     President and Chief Executive Officer
                                              Executive Vice President and Chief Operating
Mark McDade                            42     Officer
                                              Executive Vice President and Chief Scientific
Steven Reed, Ph.D.                     47     Officer
Kenneth Grabstein, Ph.D.               47     Vice President and Director of Immunology
Michelle Burris                        32     Vice President and Chief Financial Officer
                                              Vice President and Director of Vaccine
Syamal Raychaudhuri, Ph.D.             44     Research

     Biographical information with respect to the Company's executive officers is presented below except for biographies of Dr Gillis and Mr. McDade, who are also Directors of the Company, which appear above. See "Proposal No. 1 Election of Directors -- Information with respect to Nominees."

     Steven Reed, Ph.D. has served as Executive Vice President and Chief Scientific Officer of Corixa since 1994. From 1993 to the present, Dr. Reed has served as an Associate Professor of Pathobiology at the University of Washington. From 1993 to the present, he served as a director of IDRI, which he founded. From 1984 to the present, Dr. Reed has served as a Professor (Adjunct) of Medicine at the Cornell University Medical College. From 1984 to 1993, Dr. Reed served as a Senior Scientist at the Seattle Biomedical Research Institute. Dr. Reed graduated from Whitman College with a B.A. in Biology in 1973 and received his Ph.D. in Microbiology from the University of Montana in 1979.

     Kenneth Grabstein, Ph.D. has served as Vice President and Director of Immunology of Corixa since 1994. From 1992 to 1994, Dr. Grabstein was Director of Cellular Immunology and Director of the Flow Cytometry Facility at Immunex Research and Development Corporation. From 1995 to the present, he has served as Affiliate Investigator of the Clinical Research Division of the Fred Hutchinson Cancer Research Center. Dr. Grabstein graduated from the University of California, Berkeley with a B.A. in Zoology in 1973 and received his Ph.D. in Immunology from the University of California, Berkeley in 1982.

     Michelle Burris has served as Vice President and Chief Financial Officer of Corixa since January 1998. From February 1997 to January 1998, she was Vice President of Finance and Administration of Corixa. From 1996 to February 1997, she was Director of Finance and Administration of Corixa. From 1995 to 1996, she was Controller at Corixa. Ms. Burris held several finance and planning positions at The Boeing Company, an aerospace company, most recently serving as Manager of Planning and Performance for the Commercial

Airplane Group. Ms. Burris graduated from George Mason University with a B.S. in Marketing and Statistics in 1987 and received her M.B.A. from Seattle University in 1991.

     Syamal Raychaudhuri, Ph.D. has served as Vice President of Corixa since February 1997 and has served as Director of Vaccine Research since 1994. From 1993 to 1994, he was Director of Immunology for Actigen, Inc., a biotechnology company, which merged into Corixa in May 1996. From 1987 to 1993, he was a Senior Scientist in the Department of Cellular Immunology of IDEC Pharmaceuticals Corporation, a biopharmaceutical company. Dr. Raychaudhuri graduated from the University of Calcutta with a B.S. in Chemistry in 1972 and received his Ph.D. in Biochemistry from the University of Calcutta in 1980.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation earned by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1997, (b) the four other most highly compensated individuals who served as executive officers of the Company during the fiscal year ended December 31, 1997 (together with the Chief Executive Officer, the "Named Executive Officers"); and (c) the compensation received by each such individual for the Company's two preceding fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                  ANNUAL COMPENSATION           COMPENSATION
                                          -----------------------------------   ------------
                                                                    OTHER        SECURITIES
                                                                    ANNUAL       UNDERLYING
                                FISCAL     SALARY      BONUS     COMPENSATION     OPTIONS
  NAME & PRINCIPAL POSITION      YEAR      ($)(1)     ($)(2)        ($)(3)          (#)
  -------------------------     ------    --------    -------    ------------   ------------
Steven Gillis.................   1997     $289,000    $47,000       $6,700         17,171
  President and Chief            1996     $250,000    $20,000       $6,800              0
  Executive Officer              1995     $250,000    $     0       $6,800         36,363

Mark McDade...................   1997     $254,000    $40,500       $6,700         17,171
  Executive Vice President       1996     $200,000    $14,000       $6,800              0
  and Chief Operating Officer    1995     $200,000    $     0       $4,300         30,303

Steven Reed...................   1997     $181,300    $28,700       $6,500         17,171
  Executive Vice President       1996     $147,000    $ 7,000       $6,700              0
  and Chief Scientific Officer   1995     $140,000    $     0       $6,700          7,575

Kenneth Grabstein.............   1997     $142,000    $16,100       $6,500         17,171
  Vice President and Director    1996     $126,000    $ 8,400       $6,700              0
  of Immunology                  1995     $120,000    $     0       $6,700              0

Syamal Raychaudhuri...........   1997     $112,400    $12,100       $6,500         17,171
  Vice President and Director
  of Vaccine Research

---------------
(1) Includes amounts deferred under the Company's 401(k) plan.

(2) Include bonuses paid in the indicated year and earned in the preceding year.

(3) Amounts reported for fiscal years 1997, 1996 and 1995 consist of: (i) amounts paid by the Company to assist with relocations (Mr. McDade $3,900 for fiscal year 1995) and (ii) premiums paid on life and accidental death and dismemberment and health insurance policies for the officer's benefit.

     Dr. Gillis, Mr. McDade, Dr. Reed and Dr. Grabstein each entered into an agreement with the Company dated September 30, 1994 which provides that their employment is terminable at any time for any reason, with or without cause, by either themselves or the Company. In the event that the Company involuntarily terminates their employment, other than for "good cause", then they will immediately resign from all positions with the Company and enter into a consulting arrangement for one (1) year commencing immediately after their termination date. In consideration for such consulting arrangement, they will continue to be paid their salary and benefits for one (1) year and will become vested over such one (1) year in the lesser of (i) an additional one (1) year of shares covered by their respective stock purchase agreement and/or stock option agreement and (ii) the remaining unvested shares pursuant to such stock purchase agreement and/or stock option agreement; provided, however, if they obtain new employment during such one year period, any salary paid pursuant to such arrangement will be offset from amounts due under such agreement and vesting of shares covered by their respective stock purchase agreement will cease as of the date they accept such new employment. For purposes of such agreement, "good cause" means gross misconduct or acts or omission that involve fraud or embezzlement or misappropriation of any property or proprietary information of the Company.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                           INDIVIDUAL GRANTS(1)                     POTENTIAL REALIZABLE
                          -------------------------------------------------------     VALUE AT ASSUMED
                                            PERCENT                                    ANNUAL RATES OF
                           NUMBER OF    OF TOTAL OPTIONS                                    STOCK
                          SECURITIES        GRANTED        EXERCISE                  PRICE APPRECIATION
                          UNDERLYING      TO EMPLOYEES      OF BASE                  FOR OPTION TERM(2)
                            OPTIONS        IN FISCAL         PRICE     EXPIRATION   ---------------------
          NAME            GRANTED(#)       YEAR(%)(3)      ($/SH)(4)      DATE        5%($)      10%($)
          ----            -----------   ----------------   ---------   ----------   ---------   ---------
Steven Gillis...........    17,171           2.4%            $0.99      2/07         $10,700     $27,100
Mark McDade.............    17,171            2.4             0.99      2/07          10,700      27,100
Steven Reed.............    17,171            2.4             0.99      2/07          10,700      27,100
Kenneth Grabstein.......    17,171            2.4             0.99      2/07          10,700      27,100
Syamal Raychaudhuri.....    17,171            2.4             0.99      2/07          10,700      27,100

---------------
(1) No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. Options vest over a four-year period on a monthly basis after the first year.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level.

(3) The Company granted stock options representing 710,004 shares in the last fiscal year.

(4) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for the Named Executive Officers with respect to exercises of options to purchase Common Stock in the fiscal year ended December 31, 1997.

                                                                         NUMBER OF            VALUE OF
                                                                        UNEXERCISED          UNEXERCISED
                                                                     OPTIONS AT FISCAL      IN-THE-MONEY
                                           SHARES         VALUE         YEAR END(#)          OPTIONS AT
                                         ACQUIRED ON    REALIZED          VESTED/        FISCAL YEAR END ($)
                 NAME                    EXERCISE(#)       ($)          UNVESTED(1)      VESTED/UNVESTED(2)
                 ----                    -----------   -----------   -----------------   -------------------
Steven Gillis..........................    -0-           n/a           34,110/34,575      $291,000/$288,900
Mark McDade............................    -0-           n/a           91,055/47,328       781,200/ 398,600
Steven Reed............................    -0-           n/a            7,722/17,024        63,900/ 137,800
Kenneth Grabstein......................    -0-           n/a            3,934/13,237        31,300/ 105,200
Syamal Raychaudhuri....................    -0-           n/a           18,834/21,064       159,500/ 172,600

---------------
(1) No stock appreciation rights (SARs) were outstanding during fiscal year
    1997.

(2) Based on the $8.9375 per share closing price of the Company's Common Stock on The Nasdaq National Market on December 31, 1997, less the exercise price of the options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board has general responsibility for establishing the compensation payable to the Company's executive officers and has the sole and exclusive authority to administer the Company's Amended and Restated 1994 Stock Option Plan under which grants may be made to such individuals.

GENERAL COMPENSATION POLICY

     Under the supervision of the Compensation Committee, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals which the Compensation Committee establishes from time to time for the Company or the individual and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     The summary below describes in more detail the factors, which the Compensation Committee considers in establishing each of the three primary components of the compensation package provided the executive officers.

  Base Salary

     The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies that compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted in January of each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

  Cash-Based Incentive Compensation

     Cash bonuses are awarded to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as product development milestones and stock price appreciation.

  Long-Term Incentive Compensation

     The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Compensation Committee take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations. In addition, the Compensation Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual's position with the Company and his or her existing holdings of unvested options. However, the Compensation Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it believes the circumstances warrant.

     Each option grant allows the officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

  CEO Compensation

     In setting the compensation payable during fiscal 1997 to the Company's Chief Executive Officer, Steven Gillis, Ph.D., the Committee used the same factors as described above for the executive officers. The Compensation Committee reviewed Dr. Gillis' compensation relative to industry comparables and his performance over the last twelve (12) months in achieving the Company goals. Dr. Gillis' annual base salary for 1997 was set in February 1997 at $289,000. The Compensation Committee awarded Dr. Gillis a cash bonus of $47,000 in February 1997 for the achievement of the Company's corporate goals for 1996.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's Amended and Restated 1994 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Except as set forth below and in "Certain Transactions," no interlocking relationship exists between the Company's Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

     Dr. Gillis is Acting Chief Executive Officer and a director of GenQuest and Mr. McDade is Acting Vice President and a director of GenQuest Dr. Reed and Mr. McDade are directors of IDRI. Dr. Gillis is a director of Genesis Ltd. While there is no specified amount of time that Dr. Gillis and Mr. McDade are required to devote to their respective duties as officers of GenQuest, Inc., the Company estimates that at the present time Dr. Gillis and Mr. McDade each devote less than 20% of their respective time to such duties.

                                          Compensation Committee:

                                          Joseph S. Lacob
                                          Andrew E. Senyei, M.D.

                            STOCK PERFORMANCE GRAPH

PERFORMANCE MEASUREMENT COMPARISON

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)           MARKET INDEX       INDUSTRY INDEX       COMPANY INDEX
10/2/97                                  100.00              100.00              100.00
10/31/97                                  94.80               94.89               93.52
11/30/97                                  95.27               93.78               81.48
12/31/97                                  93.78               89.85               66.20

     The preceding graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market index for U.S. companies, and the Nasdaq Pharmaceutical Company (Biotechnology) index. The graph assumes the investment of $100 on October 2, 1997, the date of the Company's initial public offering and reinvestment of the full amount of all dividends. The performance shown is not necessarily indicative of future performance.

     The information presented in the performance graph indicates that $100 invested in the Company's Common Stock on October 2, 1997,the effective date of the Company's completed initial public offering of Common Stock, would be worth $66.20 on December 31, 1997 which represents an annual rate of return of -80.8%. The same amount hypothetically invested in the Nasdaq Stock Market index for U.S. companies, and the Nasdaq Pharmaceutical company index would be worth $93.78 or $89.85, respectively, which represent an annual rate of return of -22.65% and -34.83%, respectively.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and Performance Graph are not to be incorporated by reference into any of those previous filings; nor is such report or graph to be incorporated by reference into any future filings which the Company may make under those statutes.

                             STOCKHOLDER PROPOSALS

     Under the present rules of the Commission, the deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement and form of proxy for the next year's Annual Meeting of Stockholders is expected to be December 16, 1998. Such proposals may be included in next year's Proxy Statement and form of proxy if they comply with certain rules and regulations promulgated by the Commission.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1997, all Reporting Persons complied with all applicable filing requirements.

                                 OTHER MATTERS

     The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          William W. Ericson
                                          Secretary

April 20, 1998
Seattle, Washington

PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS OF CORIXA CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be Held June 3, 1998

The undersigned stockholder of Corixa Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 1998, and hereby appoints Mark McDade and Michelle Burris or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 3, 1998, at 2:00 p.m., local time, in the Senate Room at The Four Seasons Olympic Hotel which is located at 411 University Street, Seattle, Washington, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF EACH OF THE DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.


PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of Directors - Nominees: Steven Gillis, Ph.D., Mark McDade, Joseph S. Lacob, Arnold L. Oronsky, Ph.D. and Andrew E. Senyei, M.D. For All [ ] Withhold All [ ] For All Except [ ]

        ---------------------------------
       (Except nominee(s) written above)


2. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.
        For [ ]  Against [ ]  Abstain [ ]


NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.


Dated:         ____________________, 1998


Signature (s)  ________________________________________

               ________________________________________

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.